UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

 (Address of principal executive offices)

(678) 580-5661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 7, 2019, Attis Industries Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). Greater than 71% of the shares of common stock outstanding and entitled to vote at the Special Meeting were present in person or by proxy, thereby constituting a quorum.

The matter that was voted upon at the Special Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matter, where applicable, are set forth in the table below.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
The granting of discretionary authority to the Board, at any time or times for a period of up to six months from the date of the Special Meeting, to adopt an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio up to 1 for 18, such ratio to be determined by the Board, or conversely, to determine not to proceed with the reverse stock split (the “Proposal”).	15,992,961	3,511,378	100,160

On the basis of the above votes, the Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: March 8, 2019	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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